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                                                                    Exhibit 99.1
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VIRATA COMPLETES ACQUISITION OF EXCESS BANDWIDTH CORPORATION TO BECOME THE ONLY
COMPANY OFFERING COMPLETE SOLUTIONS FOR BOTH ASYMMETRIC AND SYMMETRIC DSL

Virata Gains Access to Excess Bandwidth's DSL Technologies for SDSL, HDSL2 and G.shdsl Products

SANTA CLARA, Calif., August 23, 2000 - Virata Corporation (Nasdaq: VRTA) today announced that it completed its acquisition of Excess Bandwidth Corp., a leading developer of advanced algorithms and mixed-signal semiconductors for high-bandwidth symmetric DSL applications, on August 22. Under the terms of the merger agreement, Virata will issue approximately 6.3 million shares of its common stock to acquire all of the outstanding shares and options of Excess Bandwidth.

"With the acquisition of Excess Bandwidth, Virata is well positioned to provide a complete range of major building blocks for manufacturers targeting customer premises or central office DSL equipment," said Virata Chief Executive Officer Charles Cotton. "With a growing arsenal of DSL solutions - including communication processors, voice processors, integrated communication and network management software, ADSL and symmetric DSL physical layer solutions - Virata is able to offer its customers the most advanced technology available to support their needs in the rapidly evolving DSL industry."

Effective immediately, Virata intends to expand operations at Excess Bandwidth's Cupertino, CA facility to speed the delivery of symmetric DSL solutions.

About Virata

Virata Corporation provides communications processors combined with integrated software modules to manufacturers of equipment utilizing digital subscriber line
(DSL) technologies. These "integrated software on silicon" (ISOS) product solutions enable customers to develop a diverse range of broadband wireless and DSL equipment including modems, gateways, routers, line cards and integrated access devices targeted at the voice and high-speed data network access market. Virata's products are designed to enable DSL equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

Virata is a principal member of the official ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL Alliance and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California.

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Virata is a registered trademark of Virata Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Factors that might cause a difference include, but are not limited to, those relating to evolving industry standards, the pace of development and market acceptance of Virata's products and the DSL market generally, commercialization and technological delays or difficulties, the impact of competitive products and technologies, competitive pricing pressures, manufacturing risks, the possibility of our products infringing patents and other intellectual property of third parties, product defects, costs of product development, the company's ability to extract value from the acquisition, and manufacturing and government regulation. Virata will not update these forward-looking statements to reflect events or circumstances after the date hereof. More detailed information about potential factors that could affect Virata's financial results is included in the documents Virata files from time to time with the Securities and Exchange Commission.

Media Contacts:

     Kelly Morris
     Virata
     408-566-1026
     kmorris@virata.com
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     Desiree Russell
     Virata
     919-790-9189, ext. 3336
     drussell@virata.com
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